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                                                                    EXHIBIT 23.2



   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Option Plan of Alliance Pharmaceutical Corp. of our report dated August 23, 2004, except for Note 11 as to which the date is September 24, 2004, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


San Diego, California
January 13, 2005